UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2009

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2009, Mr. Marvin O. Schlanger, age 60, was elected to the Board of Directors of AmeriGas Propane, Inc., the general partner ("General Partner") of AmeriGas Partners, L.P. Mr. Schlanger has been a director of UGI Corporation, the parent company of the General Partner, since 1998. Mr. Schlanger will serve on the Executive Committee and the Compensation/Pension Committee of the General Partner's Board of Directors. He will receive an annual retainer of $65,000.

Mr. Schlanger replaced James W. Stratton on the General Partner's Board of Directors. Mr. Stratton, age 72, retired effective January 26, 2009 from the Board after nearly 15 years of service.

Mr. Schlanger is a principal in the firm of Cherry Hill Chemical Investments, LLC, a supplier of management services and capital to chemical and allied industries and has held this position since 1998. He is also Vice Chairman of Hexion Specialty Chemicals, Inc., and a director of Momentive Performance Materials Inc. and UGI Utilities, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of AmeriGas Partners, L.P. dated January 28, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

January 28, 2009	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of AmeriGas Partners, L.P. dated January 28, 2009.